As filed with the Securities and Exchange Commission on December 9, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATHENE HOLDING LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	6311	98-0630022
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

96 Pitts Bay Road

Pembroke, HM08, Bermuda

(441) 279-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated Athene Holding Ltd. 2009 Share Incentive Plan

Amended and Restated Athene Holding Ltd. 2012 Share Incentive Plan

Athene Holding Ltd. 2014 Share Incentive Plan

Athene Holding Ltd. 2016 Share Incentive Plan

(Full title of the plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Perry J. Shwachman Samir A. Gandhi Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Telephone: (312) 853-7000 Telecopy: (312) 853-7036	Charles G.R. Collis Conyers Dill & Pearman Clarendon House, 2 Church Street PO Box HM 666 Hamilton, HM CX Bermuda Telephone: (441) 295-1422 Telecopy: (441) 292-4720

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Class A Common Shares, par value $0.001 per share(2)	23,411,333 shares	$44.57	$1,043,443,112	$120,935.06

(1)	Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) the registration fee was computed on the basis of the average of the high and low prices of the registrant’s Class A common shares on the New York Stock Exchange on December 9, 2016.
(2)	The number of Class A common shares to be registered under the respective plans are as follows: 2009 Share Incentive Plan 4,321,428 Class A common shares, 2012 Share Incentive Plan 2,462,544 Class A common shares, 2014 Share Incentive Plan 13,127,361 Class A common shares and 2016 Share Incentive Plan 3,500,000 Class A common shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act. This Registration Statement on Form S-8 is filed by Athene Holding Ltd. (the “Company” or “Registrant”) regarding the Amended and Restated Athene Holding Ltd. 2009 Share Incentive Plan, the Amended and Restated Athene Holding Ltd. 2012 Share Incentive Plan, the Athene Holding Ltd. 2014 Share Incentive Plan and the Athene Holding Ltd. 2016 Share Incentive Plan (collectively, the “Plans”). Documents containing the information required by Part I of the Registration Statement will be sent or given to Plan Participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The rules of the Securities and Exchange Commission (the “Commission”) allow the Registrant to “incorporate by reference” information into this Registration Statement. This means that the Registrant can disclose important information to you by referring you to another document.

The Registrant incorporates herein by reference the following documents which have been filed by the Registrant with the Commission:

1.	Registration Statement on Form S-1 filed on May 9, 2016 (No. 333-211243) under the Securities Act and as amended (the “Form S-1 Registration Statement”); and

2.	The description of the Registrant’s common shares contained in the Registrant’s Registration Statement on Form 8-A filed on December 9, 2016 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

The Registrant’s common shares are registered under Section 12(b) of the Exchange Act.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bye-laws provide that our directors will not be liable for monetary damages for breach of fiduciary duty.

Our bye-laws provide that we will indemnify our directors and officers. Our bye-laws provide for the indemnification of officers and directors acting on our behalf if the director or officer acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful. Our directors and officers will not be indemnified by us if they seek indemnification from us for any acts or omissions in their capacity as directors or officers of Athene Asset Management, L.P., our investment adviser.

We have entered into indemnification agreements with each of our executive officers and directors, in addition to the indemnification provided for in our charter documents, and we intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements provide that we will indemnify our directors and officers or any person appointed to any committee by the board of directors acting in their capacity as such for any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to us other than in respect of such person’s own fraud or dishonesty. However, we are required to indemnify our directors and officers in any proceeding in which they are successful. The indemnification agreements are limited to those payments that are lawful under Bermuda law.

We have purchased and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The exhibits are listed in the Exhibit Index below.

ITEM 9.	UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 9th day of December, 2016.

ATHENE HOLDING LTD.

By:	/s/ Martin P. Klein
Martin P. Klein Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below as of December 9, 2016:

Signature	Title	Date

/s/ James R. Belardi	Chairman and Chief Executive Officer (Principal Executive Officer)	December 9, 2016
James R. Belardi

/s/ Martin P. Klein	Chief Financial Officer (Principal Financial Officer)	December 9, 2016
Martin P. Klein

/s/ William Eckert	Controller (Principal Accounting Officer)	December 9, 2016
William Eckert

/s/ Marc Beilinson	Director	December 9, 2016
Marc Beilinson

/s/ Robert Borden	Director	December 9, 2016
Robert Borden

/s/ Matthew R. Michelini	Director	December 9, 2016
Matthew R. Michelini

/s/ Lawrence J. Ruisi	Director	December 9, 2016
Lawrence J. Ruisi

Signature	Title	Date

/s/ Hope Schefler Taitz	Director	December 9, 2016
Hope Schefler Taitz

/s/ Brian Leach	Director	December 9, 2016
Brian Leach

/s/ H. Carl McCall	Director	December 9, 2016
H. Carl McCall

/s/ Arthur Wrubel	Director	December 9, 2016
Arthur Wrubel

EXHIBIT INDEX

Exhibit Number

4.1	Certificate of Incorporation of Athene Holding Ltd. (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement, filed by the Registrant on May 9, 2016)

4.2	Memorandum of Association of Athene Holding Ltd. (incorporated by reference to Exhibit 3.2 to the Form S-1 Registration Statement, filed by the Registrant on May 9, 2016)

4.3	Form of Certificate of Deposit of Memorandum of Increase of Share Capital (incorporated by reference to Exhibit 3.2.1 to Amendment No. 4 to the Form S-1 Registration Statement, filed by the Registrant on November 10, 2016)

4.4	Ninth Amended and Restated By-Laws of Athene Holding Ltd. (incorporated by reference to Exhibit 3.3 to Amendment No. 5 to the Form S-1 Registration Statement, filed by the Registrant on November 21, 2016)

4.5	Form of Athene Holding Ltd. Class A common share certificate (incorporated by reference to Exhibit 3.3 to Amendment No. 4 to the Form S-1 Registration Statement, filed by the Registrant on November 10, 2016)

4.6	Amended and Restated Athene Holding Ltd. 2009 Share Incentive Plan (incorporated by reference to Exhibit 10.16.1 to Amendment No. 3 to the Form S-1 Registration Statement, filed by the Registrant on October 25, 2016)

4.7	Amended and Restated Athene Holding Ltd. 2012 Share Incentive Plan (incorporated by reference to Exhibit 10.16.2 to Amendment No. 3 to the Form S-1 Registration Statement, filed by the Registrant on October 25, 2016)

4.8	Athene Holding Ltd. 2014 Share Incentive Plan (incorporated by reference to Exhibit 10.16.3 to Amendment No. 3 to the Form S-1 Registration Statement, filed by the Registrant on October 25, 2016)

4.9	Amendment No. 1 to 2014 Share Incentive Plan (incorporated by reference to Exhibit 10.16.4 to Amendment No. 3 to the Form S-1 Registration Statement, filed by the Registrant on October 25, 2016)

4.10	Form of Amended and Restated Restricted Share Award Agreement (Class M-1 common shares) (incorporated by reference to Exhibit 10.17 to Amendment No. 3 to the Form S-1 Registration Statement, filed by the Registrant on October 25, 2016)

4.11	Form of Amended and Restated Restricted Share Award Agreement (Class M-2 common shares) (incorporated by reference to Exhibit 10.18 to Amendment No. 3 to the Form S-1 Registration Statement, filed by the Registrant on October 25, 2016)

4.12	Form of Amended and Restated Restricted Share Award Agreement (Class M-3 common shares) (incorporated by reference to Exhibit 10.19 to Amendment No. 3 to the Form S-1 Registration Statement, filed by the Registrant on October 25, 2016)

4.13	Form of Amended and Restated Restricted Share Award Agreement (Class M-4 common shares) (incorporated by reference to Exhibit 10.20 to Amendment No. 3 to the Form S-1 Registration Statement, filed by the Registrant on October 25, 2016)

4.14	Form of Amended and Restated Restricted Share Unit Award Agreement (similar to Class M-4 common shares) (incorporated by reference to Exhibit 10.21 to Amendment No. 3 to the Form S-1 Registration Statement, filed by the Registrant on October 25, 2016)

4.15	Form of Amended and Restated Restricted Share Award Agreement (Class M-4 Prime common shares) (incorporated by reference to Exhibit 10.22 to Amendment No. 4 to the Form S-1 Registration Statement, filed by the Registrant on November 10, 2016)

4.16	Form of Amended and Restated Restricted Share Unit Award Agreement (similar to Class M-4 Prime common shares) (incorporated by reference to Exhibit 10.23 to Amendment No. 4 to the Form S-1 Registration Statement, filed by the Registrant on November 10, 2016)

4.17	Form of Amended and Restated Class A Share Award Agreement (Class A common shares issued at $13.46 per share) (incorporated by reference to Exhibit 10.24.1 to Amendment No. 4 to the Form S-1 Registration Statement, filed by the Registrant on November 10, 2016)

4.18	Form of Amendment Letter to the Amended and Restated Class A Share Award Agreement (Class A common shares issued at $13.46 per share) (incorporated by reference to Exhibit 10.24.2 to Amendment No. 4 to the Form S-1 Registration Statement, filed by the Registrant on November 10, 2016)

4.19	Form of Restricted Share Award Agreement (Class A common shares) (incorporated by reference to Exhibit 10.25.1 to Amendment No. 4 to the Form S-1 Registration Statement, filed by the Registrant on November 10, 2016)

4.20	Form of Amendment Letter to the Restricted Share Award Agreement (Class A common shares) (incorporated by reference to Exhibit 10.25.2 to Amendment No. 4 to the Form S-1 Registration Statement, filed by the Registrant on November 10, 2016)

4.21	Form of Class A Share Award Agreement (Class A common shares issued at fair market value) (incorporated by reference to Exhibit 10.26.1 to Amendment No. 4 to the Form S-1 Registration Statement, filed by the Registrant on November 10, 2016)

4.22	Form of Amendment Letter to Class A Share Award Agreement (Class A common shares issued at fair market value) (incorporated by reference to Exhibit 10.26.2 to Amendment No. 4 to the Form S-1 Registration Statement, filed by the Registrant on November 10, 2016)

4.23	Form of Nonqualified Stock Option Award Notice and Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.27 to Amendment No. 3 to the Form S-1 Registration Statement, filed by the Registrant on October 25, 2016)

4.24	Form of Restricted Share Unit Award Notice (Performance-Based Vesting) and Restricted Share Unit Award Agreement (incorporated by reference to Exhibit 10.28 to Amendment No. 3 to the Form S-1 Registration Statement, filed by the Registrant on October 25, 2016)

4.25	Form of Restricted Share Unit Award Notice (Time-Based Vesting) and Restricted Share Unit Award Agreement (incorporated by reference to Exhibit 10.29 to Amendment No. 3 to the Form S-1 Registration Statement, filed by the Registrant on October 25, 2016)

4.26	Form of Amended and Restated Restricted Share Award Agreement (2014 awards to certain nonemployee directors) (incorporated by reference to Exhibit 10.30 to Amendment No. 4 to the Form S-1 Registration Statement, filed by the Registrant on November 10, 2016)

4.27	Form of Restricted Share Award Agreement (2015 awards to certain non-employee directors) (incorporated by reference to Exhibit 10.31 to Amendment No. 4 to the Form S-1 Registration Statement, filed by the Registrant on November 10, 2016)

5.1	Form of Opinion of Conyers Dill & Pearman Limited

16.1	Change in Auditor Letter of PricewaterhouseCoopers Ltd.

23.1	Consent of PricewaterhouseCoopers LLP regarding Athene Holding Ltd. financial statements

23.2	Consent of PricewaterhouseCoopers Ltd. regarding Athene Holding Ltd. financial statements

23.3	Consent of PricewaterhouseCoopers LLP regarding Aviva USA Corporation financial statements

23.4	Consent of Conyers Dill & Pearman Limited (included as part of Exhibit 5.1)

99.1	Form F-N (to be filed concurrently with this registration statement)